Exhibit 99.1

Cano Health Comments on Resignation of Directors

NEWS PROVIDED BY

Cano Health, Inc. è

Mar 31, 2023, 07:38 ET

MIAMI, March 31, 2023 /PRNewswire/ — Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, issued the following statement:

“Our Board and management team have devoted considerable time and resources to analyzing the Company’s performance, operations, financial strength, and potential against the backdrop of the challenges the Company and the sector have faced. While we fully recognize the recent disappointing share price performance, our work has supported our strong confidence in the Company’s mission and fundamentals, our commitment to driving operational and financial improvements, and our belief in the Company’s continuing prospects for long-term shareholder value creation.

We are disappointed that three directors chose to resign due to what we believe is their focus solely on the short term. We strongly disagree with their representations about the Company and their assessment of Dr. Hernandez’s performance.

It is particularly concerning that Mr. Sternlicht decided to share his individual perspective on confidential Board deliberations and communications, which is misleading to shareholders and undermines the Board’s ability to engage in the vigorous exchange of diverse views that is necessary for good governance. The Company finds Mr. Sternlicht’s method of resignation particularly reckless and obviously at cross-purposes with shareholders’ best interests. Boards must have healthy debate about how best to drive shareholder value, including in difficult circumstances. It is irresponsible to air those debates in ways that are meant to undermine healthy Board debate and harm the Company and shareholders.

Cano Health’s Board and management will continue to work closely together, with intensity, to improve operational execution, enhance cost discipline, and achieve positive free cash flow. Cano Health has established a strong performance track record—providing patients improved access to care, lowering hospital admissions, and significantly reducing medical costs. This is where our focus will remain.

We look forward to communicating further over the coming months as the Company takes meaningful actions to realize its potential on behalf of all of its stakeholders and to create long-term shareholder value.”

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 310,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 19person33, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. Such forward-looking statement include, without limitation, our commitment to driving operational and financial improvements, working to improve operational execution, enhancing cost discipline and achieving positive cash flow. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 on our business and results of operations; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Media Contact

Kekst CNC

Anntal Silver / Nick Capuano

anntal.silver@kekstcnc.com / nicholas.capuano@kekstcnc.com

Investor Contact

Cano Health IR

investors@canohealth.com

SOURCE Cano Health, Inc.